    As filed with the Securities and Exchange Commission on December 14, 1998

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                            VULCAN MATERIALS COMPANY
             (Exact name of registrant as specified in its charter)
                                ----------------

          NEW JERSEY                                63-0366371
(State of Incorporation)              (I.R.S. Employer Identification Number)

                             1200 URBAN CENTER DRIVE
                            BIRMINGHAM, ALABAMA 35242
                                 (205) 298-3000
                              (205) 298-2960 (FAX)
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)
                                ----------------
                             WILLIAM F. DENSON, III
                     SENIOR VICE PRESIDENT-LAW AND SECRETARY
                             1200 URBAN CENTER DRIVE
                            BIRMINGHAM, ALABAMA 35242
                                 (205) 298-3000
                              (205) 298-2960 (FAX)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                   COPIES TO:

DAVID N. BROWN, ESQ.                                M. HILL JEFFRIES, ESQ.
COVINGTON & BURLING                                 ALSTON & BIRD LLP
1201 PENNSYLVANIA AVENUE, N.W.                      1201 WEST PEACHTREE STREET
WASHINGTON, D.C.  20004                             ATLANTA, GA 30309-3424
(202) 662-5238                                      (404) 881-7823
(202) 662-6291 (FAX)                                (404) 881-4777 (FAX)

                                ----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

                                ----------------
                         CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                                 PROPOSED
                                                                 MAXIMUM                PROPOSED
                                                                 OFFERING               MAXIMUM               AMOUNT OF
      TITLE OF EACH CLASS OF                AMOUNT              PRICE PER              AGGREGATE            REGISTRATION
    SECURITIES TO BE REGISTERED        TO BE REGISTERED            UNIT            OFFERING PRICE (1)            FEE
-------------------------------------------------------------------------------------------------------------------------
Debt Securities                       $700,000,000(2)(3)           100%               $700,000,000           $194,600(3)
=========================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) Or, if Debt Securities are issued (i) with original issue discount, such greater aggregate principal amount as shall result in an aggregate initial offering price of $700,000,000 or (ii) with a principal amount denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate offering price equivalent to $700,000,000 at the time of the offering.
(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount to be registered includes $119,000,000 principal amount of Debt Securities which are being carried forward from Registration Statement on Form S-3 (Registration No. 33-40284) and for which a registration fee of $29,750 was previously paid at the time of filing.

----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

----------------

THE PROSPECTUS THAT IS A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. 33-40284) OF THE REGISTRANT, AND IT IS INTENDED TO BE A COMBINED PROSPECTUS REFERRED TO IN RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                 Subject to completion. Dated December 14, 1998.


                                  $700,000,000

                            VULCAN MATERIALS COMPANY

                                 Debt Securities
                                 ---------------

         Vulcan Materials Company ("We" or the "Company") may from time to time sell up to $700,000,000 aggregate principal amount of Debt Securities. This prospectus gives a general description of the Debt Securities. Each time we offer to sell Debt Securities, we will provide a prospectus supplement that will provide the specific terms of the Debt Securities we are offering.

         We may sell Debt Securities to or through underwriters, through agents, or directly to other purchasers. If we sell Debt Securities through underwriters, we will specify the names of underwriters in the applicable prospectus supplement.

                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

                      Prospectus dated December ___, 1998.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, we may sell the Debt Securities described in this prospectus in one or more offerings up to a total principal amount of $700,000,000. This prospectus provides you with a general description of the Debt Securities we may offer. Each time we offer to sell Debt Securities, we will provide a supplement to the prospectus that will contain specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read carefully both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         Our common stock is listed on the New York Stock Exchange and information about us is also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and incorporated by reference in this prospectus. We incorporate by reference the following documents, which we have filed with the SEC (file number 1-4033):

         1. Our Annual Report on Form 10-K for the year ended
December 31, 1997;

         2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

         3. Our Current Reports on Form 8-K dated June 25, 1998, October 19, 1998 and November 16, 1998.

         We also incorporate any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Debt Securities.

         You may request a copy of these filings, at no cost, by writing or calling:

                             William F. Denson, III
                     Senior Vice President-Law and Secretary
                            Vulcan Materials Company
                             1200 Urban Center Drive
                            Birmingham, Alabama 35242
                            Telephone: (205) 298-3000

                                   THE COMPANY

         Vulcan Materials Company, a New Jersey corporation incorporated in 1956, and its subsidiaries (together called the "Company") are principally engaged in the production, distribution and sale of construction materials and industrial and specialty chemicals. The Company's principal executive offices are located at 1200 Urban Center Drive, Birmingham, Alabama 35242, and its telephone number is (202) 298-3000.

                                 USE OF PROCEEDS

         Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds that we receive from the sale of the Debt Securities for general corporate purposes. General corporate purposes may include working capital, capital expenditures, possible acquisitions of, or investments in, businesses and assets, the possible repurchase of our common stock and the redemption or repayment of indebtedness. We have not allocated a specific portion of the net proceeds for any particular use at this time. Until we apply the net proceeds of any sale of Debt Securities for specific purposes, we may invest such net proceeds in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ability to generate earnings to pay our fixed charges is shown below. These computations include us and our subsidiaries.

                                            NINE MONTHS
                                              ENDED
                                            SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                         ----------------        --------------------------------------------------
                                         1998        1997        1997        1996        1995        1994      1993
                                         ----        ----        ----        ----        ----        ----      ----
      Ratio of Earnings to Fixed
      Charges                            19.5        16.6        17.8        16.0        13.3         7.9      8.1


         The ratio of earnings to fixed charges has been computed, for each period, by dividing earnings by fixed charges for that period. For purposes of these computations "earnings" was determined by adding our pre-tax income, our fixed charges and the amount we amortize for capitalized interest, and subtracting the credits we take for capitalized interest. "Fixed charges" was determined by adding the interest we pay on our indebtedness, one-third of all our rental expenses (the approximate portion representing interest), and the amount we amortize for debt financing costs.

                         DESCRIPTION OF DEBT SECURITIES

                      INFORMATION ABOUT THE DEBT SECURITIES

         We provide information to you about the Debt Securities in three separate documents that progressively provide more detail:

         1.       THIS PROSPECTUS

                  General information that may or may not apply to each series of Debt Securities.

         2.       THE PROSPECTUS SUPPLEMENT

                  More specific than the prospectus, and to the extent information differs from the prospectus, you should rely on the information in the prospectus supplement.

         3.       THE PRICING SUPPLEMENT

                  To the extent not contained in the prospectus supplement, provides final details about a specific series or tranche of Debt Securities. To the extent information differs from the prospectus or the prospectus supplement, you should rely on the information in the pricing supplement.

         We will issue the Debt Securities under an Indenture dated as of May 1, 1991 (the "Indenture") between us and Morgan Guaranty Trust Company of New York, as Trustee. (The Bank of New York is the current Trustee under the Indenture, replacing Morgan Guaranty.) We have summarized selected provisions of the Indenture below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the Indenture or the Debt Securities. If you would like more information about the provisions of the Indenture you should review the Indenture, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

         In the summary, we have included references to article and section numbers of the Indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture.

                                     GENERAL

         The Debt Securities will be our direct and unsecured obligations and will rank equally (pari passu) with all our other unsecured and unsubordinated indebtedness. The Indenture does not limit the amount of Debt Securities that we may issue. (Section 301).

         The Indenture permits us to issue Debt Securities in one or more series. Each series of Debt Securities may have different terms. The terms of any series of Debt Securities will be set forth in (or determined in accordance with) a resolution of our Board of Directors or in a supplement to the Indenture relating to that series. (Section 301).

         The applicable prospectus supplement will describe specific terms relating to the series of Debt Securities being offered. These terms will include some or all of the following:

         -        the title of the series of the Debt Securities;

         - the aggregate principal amount of the Debt Securities offered for sale;

         -        the date or dates on which the Debt Securities will mature;

         - the public offering price of the Debt Securities (expressed as a percentage of the aggregate principal amounts offered);

         - the rate or rates (which may be fixed or floating) at which the Debt Securities will bear interest and the dates from which any such interest will accrue;

         -        the dates on which any interest will be payable;

         - the currency or currency unit in which interest or any premium on the Debt Securities are issuable and payable;

         - the terms for any mandatory or optional redemption or sinking fund payments;

         -        provisions for discharge, defeasance or covenant defeasance;

         - whether the Debt Securities will be represented by one or more global securities and, if so, the method of transferring beneficial interests in the global securities; and

         -        other specific terms associated with the Debt Securities.
                  (Section 301).


         Each series of Debt Securities will be a new issue with no established trading market. There can be no assurance that there will be a liquid trading market for any series of the Debt Securities.

         We may purchase Debt Securities at any price in the open market or otherwise. Debt Securities we purchase may, in our discretion, be held or resold, cancelled or used to satisfy any sinking fund or redemption requirements.

         In the event we redeem any Debt Securities, the Indenture provides that we are not required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) to register the transfer or exchange of any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305).

         We may issue Debt Securities as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. We will describe in the applicable prospectus supplement the federal income tax and accounting consequences and other special considerations applicable to any such Original Issue Discount securities. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount of the security upon the occurrence of an Event of Default and the continuation of an Event of Default. (Sections 101 and 202).

RESTRICTIVE COVENANTS

         The restrictions summarized in this section will apply to all Debt Securities unless the applicable prospectus supplement indicates otherwise. Certain terms used in the following description of these restrictions are defined under the caption "Certain Definitions" at the end of this section. The following description is not complete. The full text of these restrictions is included in the Indenture.

         RESTRICTIONS ON SECURED DEBT. The Indenture provides that, so long as any of the Debt Securities remain outstanding, the Company will not, nor will it permit any Subsidiary (which term is defined below) to issue, assume or guarantee any indebtedness for money borrowed (referred to in this prospectus as "Debt") if such Debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (referred to in this prospectus as a "mortgage") upon any Principal Property (which term is defined below), or on any shares of stock or indebtedness of any Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or subsequently acquired) without in any such case effectively providing that the Debt Securities (together with, if the Company determines, any other indebtedness of or guaranteed by the Company or such Subsidiary which is not subordinate to the Debt Securities then existing or subsequently created) will be secured equally and ratably with such Debt so long as such Debt will be so secured, except that the foregoing restrictions will not apply to: (a) mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Subsidiary, (b) mortgages in favor of the Company or a Subsidiary, (c) mortgages in favor of U.S. governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute, (d) mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages and (e) any extension, renewal or replacement of any mortgage referred to in the foregoing clauses (a) through (d), inclusive; provided, however, that in the event Debt secured by a mortgage is increased as a result of an extension, renewal or replacement the increase in the amount of such Debt shall be included in computing secured Debt for the purpose of the foregoing restriction. (Section 1008).

         Notwithstanding the above, the Company and its Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time plus all Attributable Debt (as defined below) of the Company and its Subsidiaries in respect of sale and leaseback transactions, does not exceed 10% of the Consolidated Net Tangible Assets (as defined in the Indenture) of the Company and its Subsidiaries. (Section 1008).

         LIMITATION ON SALE AND LEASEBACKS. Sale and leaseback transactions by the Company or any Subsidiary of any Principal Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, (except for temporary leases for a term of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries) are prohibited unless: (a) the Company or such Subsidiary would be entitled to issue, assume or guarantee Debt secured by the Principal Property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the Debt Securities (provided that such Attributable Debt will thereupon be deemed to be Debt subject to the provisions of Section 1008), or (b) the Company, within 120 days after the sale of transfer, applies to the retirement of its Funded Debt an amount of cash at least equal to (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement,
(ii) the fair value of the Principal Property sold and leased back pursuant to such arrangement, whichever is greater. (Section 1009).

         CERTAIN DEFINITIONS. The Term "Attributable Debt" means the total net amount of rent (discounted at 10% per annum) required to be paid during the remaining term of any lease. (Section 101).

         The term "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendible) and
(b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles. (Section 101).

         The term "Funded Debt" means Debt having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof. (Section 101).

         The term "Principal Property" means any facility, together with the land on which it is erected and fixtures comprising a part thereof, used primarily for manufacturing or processing, owned or leased by the Company or a Subsidiary of the Company and having a gross book value (without deduction of any depreciation reserves) in excess of 1% of Consolidated Net Tangible Assets, other than any such facility or portion thereof (i) which is a facility financed by obligations issued by a State or local governmental unit pursuant to Section 142(a)(5), 142(a)(6), 142(a)(8) or 144(a) of the Internal Revenue Code of 1986,
or any successor provision thereof, or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety. (Section 101).

         The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries. (Section 101).

                                EVENTS OF DEFAULT

         Any one of the following events constitutes an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant, or breach of any warranty, of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501).

         If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502).

         The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of Debt Securities, unless such holder shall have offered to the Trustee reasonable security or indemnity. (Sections 601 and 603). Subject to such provisions for the protection or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for a remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512).

         The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1004).

                             MODIFICATION AND WAIVER

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Debt Securities of each series affected at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the Debt Securities of such series or modifying in any manner, without the consent of the holders of all Debt Securities of such series then outstanding, the rights of the holders of the Debt Securities of such series; provided that no such supplemental indenture may
(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof, (d) change the place of payment where, or coin or currency in which, any Debt Security or any premium or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity or Redemption Date,
(f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (g) reduce the requirements contained in the Indenture for quorum or voting. (Section 902).

         The holders of at least 66 2/3% in principal amount of the Outstanding Debt Securities of each series may, on behalf of the holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictions on incurring secured debt (Section 1008) and limitations on sales and leasebacks (Section 1009) as set forth in the Indenture (Section 1010). The holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of or any premium or interest on any Debt Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each outstanding Debt Security of such series affected. (Section
513).

                                   DEFEASANCE

DEFEASANCE AND COVENANT DEFEASANCE

         We may, at our option, deposit with the Trustee money and/or U.S. Government Obligations (including interest thereon) sufficient to pay the principal of (and premium, if any) and interest on the Debt Securities of a series on the scheduled due dates for such payments and in such event we may be either (A) discharged from our obligations in respect of the Debt Securities of that series (other than to register transfers or exchanges of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) or (B) released from our obligations in respect of the Debt Securities of that series described above under "Restrictions on Secured Debt" and "Limitation on Sale and Leaseback Transactions" and below under "Consolidation, Merger, Sale of Assets" (and the related event of default relating to our failure to comply with those obligations) (referred to in this prospectus as "covenant defeasance"). In either case, we may only deposit such funds and be discharged or released from our obligations if, among other things, we deliver to the Trustee a legal opinion to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance or discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance or discharge had not occurred. (Sections 1302, 1303, 1304). In addition, we may also obtain a discharge of the Indenture with respect to all Debt Securities issued under the Indenture by depositing with the Trustee, in trust, money sufficient to pay at Stated Maturity or upon redemption all such Debt Securities, provided that such Debt Securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 401).

COVENANT DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

         In the event that we exercise our option to effect a covenant defeasance with respect to the Debt Securities of any series as described above and the Debt Securities of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than any Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and securities on deposit with the Trustee from defeasance related payments would be sufficient to pay amounts due on the Debt Securities of that series at the time of their Stated Maturity, but may not be sufficient to pay amounts due on the Debt Securities of that series at the time of the acceleration resulting from such Event of Default. In this instance, we would remain liable for the payments due upon such acceleration.

                      CONSOLIDATION, MERGER, SALE OF ASSETS

         The Indenture generally permits a consolidation or merger between us and another corporation provided that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing and that certain other conditions are met. The Indenture also permits the sale by us of all or substantially all of our property and assets under the same conditions. If this happens, the remaining or acquiring corporation will be required to assume all of our responsibilities and liabilities under the Indenture including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indenture. (Section 801).

         We will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indenture. The remaining or acquiring corporation will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under the Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our Board of Directors or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the Indenture and under the Debt Securities. (Section 802).

                                  GOVERNING LAW

         The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112).

                              REGARDING THE TRUSTEE

         The Trustee provides a variety of commercial banking services to the Company in the ordinary course of business including providing demand deposit and custody accounts and providing related cash management services.

                                BOOK ENTRY SYSTEM

         Except as set forth in the applicable prospectus supplement, all Debt Securities will be fully registered and will be in either book-entry form or in definitive form.

         Debt Securities issued in book-entry form will be issued in the form of one or more fully registered global securities (each, a "Global Security") that will be deposited with The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that we will not issue certificates to each holder. Each Global Security will be issued to DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased Debt Securities. The participant will then keep a record of its clients who purchased the Debt Securities. Unless it is exchanged in whole or in part for a certificate, a Global Security may not be transferred; except that DTC, its nominees, and their successors may transfer a Global Security as a whole to one another.

         Beneficial interests in Global Securities will be shown on, and transfers of Global Securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own Debt Securities held by DTC only through a participant.

         The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security.

         DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it.

DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

         DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the Global Securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the Global Securities to owners of beneficial interests in the Global Securities.

         It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the Global Securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with Debt Securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the Global Securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with Debt Securities held for the account of customers registered in "street name."

         However, payments will be the responsibility of the participants and not of DTC, the Trustee or us. So long as DTC or its nominee is the registered owner of a Global Security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by that Global Security for all purposes under the Indenture. Except as set forth in the next paragraph, owners of beneficial interests in a Global Security (1) will not be entitled to have the Debt Securities represented by that Global Security registered in their names, (2) will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form, and (3) will not be considered the owners or holders of the Debt Securities under the Indenture. We will issue Debt Securities of any series then represented by Global Securities in definitive form in exchange for those Global Securities if:

         - DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

         - we determine not to require all of the Debt Securities of a series to be represented by a Global Security.

         If we issue Debt Securities in definitive form in exchange for a Global Security, an owner of a beneficial interest in the Global Security will be entitled to have Debt Securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those Debt Securities in definitive form. (Section 305). Debt Securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons. (Section 302).

                              PLAN OF DISTRIBUTION

         We may sell Debt Securities to or through agents, underwriters or dealers, or directly to one or more purchasers.

                                     AGENTS

         We may sell Debt Securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of the Debt Securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

                                  UNDERWRITERS

         If we use underwriters for a sale of Debt Securities, the underwriters will acquire the Debt Securities for their own account. The underwriters may resell the Debt Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the Debt Securities of the series offered if any of the Debt Securities of that series are purchased. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We will identify any underwriters or dealers involved in the offer or sale of Debt Securities and describe their compensation in the applicable prospectus supplement.

                                DELAYED DELIVERY

         We may authorize underwriters, dealers or agents to solicit offers by certain types of institutions to purchase Debt Securities from us at the public offering price stated in the applicable prospectus supplement pursuant to delayed delivery contracts providing for the payment and delivery on a specified date in the future. If we sell Debt Securities pursuant to these delayed delivery contracts, the applicable prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

                                  DIRECT SALES

         We may sell Debt Securities directly to one or more purchasers. In this case, we will not engage underwriters or agents in the offer and sale of Debt Securities.


                     INDEMNIFICATION; ORDINARY TRANSACTIONS

         We may have agreements with the underwriters, dealers or agents who participate in the distribution of Debt Securities to indemnify them against certain liabilities, including liabilities under the Securities Act and to contribute to payments which these underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

                            NO ASSURANCE OF LIQUIDITY

         Each series of Debt Securities will be a new issue of securities with no established trading market. We cannot assure you that there will be liquidity in the trading market for any Debt Securities issued.


                         STABILIZATION AND PENALTY BIDS

         Until the distribution of the Debt Securities is completed, rules of the SEC may limit the ability of underwriters and certain selling group members to bid for and purchase the Debt Securities. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Debt Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Debt Securities.

         If any underwriters create a short position in the Debt Securities in connection with an offering, i.e., if they sell more Debt Securities than are set forth in the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing Debt Securities in the open market.

         Underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase Debt Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Debt Securities, they may reclaim the amount of the selling concession from the selling group members who sold those Debt Securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Debt Securities to the extent that it discourages resales of the Debt Securities.

         Neither we nor the underwriters are making any representations or predictions regarding the direction or size of any effect that the transactions described above may have on the price of the Debt Securities. The underwriters are not required to engage in any of the transactions described above, and if the underwriters engage in such activities, they may discontinue them at any time without notice.


                           VALIDITY OF DEBT SECURITIES

         William F. Denson, III, Senior Vice President-Law and Secretary of the Company, will issue a legal opinion on behalf of the Company regarding the validity of the Debt Securities offered by this prospectus. As of November 30, 1998, Mr. Denson beneficially owned 8,001 shares of the Company's common stock, held awards of 3,630 shares of the Company's common stock under the Company's Long-Range Performance Share Plan, held stock options for the purchase of 18,675 shares of the Company's common stock under the Company's 1996 Long-Term Incentive Plan, and held 13,315 shares of common stock under the Company's Thrift Plan for Salaried Employees. Covington & Burling, Washington, DC, advises the Company, and Alston & Bird LLP, Atlanta, Georgia, advises the underwriters and agents, with regard to various matters related to the Debt Securities and this prospectus. Alston & Bird LLP also acts as counsel to the Company from time to time in various matters.


                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

===============================================================================




You should rely only on the information that we incorporate by reference or provide in this prospectus or in any prospectus or pricing supplement. We have not authorized anyone else (including any underwriter, dealer or salesperson) to give you different information. If anyone else gives you different information, you should not rely on it. This prospectus does not offer to sell Debt Securities in any circumstance or in any place where it would be unlawful. You should not assume that the information in this prospectus or in any prospectus or pricing supplement is accurate as of any date other than the date on the front of those documents. You should be aware that the information in this prospectus or in any prospectus or pricing supplement may change after the date on the front of those documents.

                   TABLE OF CONTENTS

                                                   Page
                                                   ----
About This Prospectus.............................. 2
Where You Can Find More
Information........................................ 2
The Company........................................ 3
Use Of Proceeds.................................... 3
Ratio Of Earnings To Fixed Charges................. 3
Description Of Debt Securities..................... 4
Plan Of Distribution...............................11
Validity Of Debt Securities........................12
Experts............................................12


===============================================================================



===============================================================================


                                  $700,000,000




                            VULCAN MATERIALS COMPANY




                                 Debt Securities




                                 --------------
                                   PROSPECTUS
                                 --------------





===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered pursuant to this registration statement, other than underwriting compensation. All amounts except for the Securities and Exchange Commission Filing Fee are estimated:

                  Securities and Exchange Commission

                  Filing Fee.....................................................................  $  194,600
                  Accounting Fees and Expenses...................................................      50,000
                  Trustee's Fees and Expenses (including counsel fees)...........................      20,000
                  Legal Fees and Expenses........................................................      50,000
                  Rating Agency Fees.............................................................     215,000
                  Printing and Engraving Fees....................................................      40,000
                  Miscellaneous..................................................................      10,400
                                                                                                   ----------
                           Total.................................................................  $  580,000
                                                                                                   ==========

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey Business Corporation Act empowers a New Jersey corporation to indemnify present and former directors, officers, employees or agents of the corporation and certain other specified persons.
Article IV of the By-Laws of the Registrant provides as follows:

                  (a) Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto:

                           (i) any person who is or was a director, officer, employee or agent of the corporation;

                           (ii) any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (a) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (b) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same;

                           (iii) any person who is or was serving at the request
                  of the corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and

                           (iv)  the legal representative of any of the
                  foregoing persons (collectively, a "Corporate Agent").

                  (b) Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

                  (c) To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been "successful" if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a "reasonable time" or an "abandonment" for purposes of this paragraph
         (c), and any such determination shall be conclusive and final.

                  (d) To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

                  (e) If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the Board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

                  (f) As used herein, the term "Proceeding" shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                  (g) The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.

         The Company maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

ITEM 16           EXHIBITS

Exhibit
Number                              Description of Exhibit
--------                            ----------------------
1                 Distribution Agreement dated ____________________.**

4 Form of Indenture dated as of May 1, 1991 between the Registrant and Morgan Guaranty Trust Company of New York, is hereby incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-3, Registration
                  No. 33-40284.

5                 Opinion and Consent of William F. Denson, III,
                  Senior Vice President-Law and Secretary of the Registrant.*

8                 Opinion as to certain federal income tax matters.**

12                Computation of Ratios of Earnings to Fixed Charges.*

23.1              Consent of Deloitte & Touche LLP*

23.2              Consent of Counsel - included in Exhibit 5*

23.3              Consent of Counsel - included in Exhibit 8.**

24                Powers of Attorney.*

25                Form T-1 Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of the Bank of New York.*


 *Filed herewith. Supplements to such exhibits may be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Debt Securities.

**To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Debt Securities.

ITEM     17.      UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (d) (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of December 1998.

                            VULCAN MATERIALS COMPANY
                                  (Registrant)


                            By:           /s/  D.M. James
                               ----------------------------------------
                                          Donald M. James
                                Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of December 1998.

     Signatures                               Title
     ----------                               -----
 /s/  D.M. James                         Chairman, Chief Executive Officer and Director
---------------------------------        (Principal Executive Officer)
      D.M. James

/s/   P.J. Clemens, III                  Executive Vice President, Finance and Administration and
---------------------------------        Treasurer
      P.J. Clemens, III                  (Principal Financial Officer)

/s/   E.A. Kahn                          Controller
---------------------------------        (Principal Accounting Officer)
      E.A. Khan

The following directors:

             *                           Director
---------------------------------
      Marion H. Antonini

             *                           Director
---------------------------------
      Livio D. Desimone

             *                           Director
---------------------------------
      John K. Greene

             *                           Director
---------------------------------
      Douglas J. McGregor

             *                           Director
---------------------------------
      Ann D. McLaughlin

             *                           Director
---------------------------------
      James V. Napier

             *                           Director
---------------------------------
      Donald B. Rice

             *                           Director
---------------------------------
      Herbert A. Sklenar

             *                           Director
---------------------------------
      Orin R. Smith


*By:     /s/ William F. Denson, III
         -------------------------------
         William F. Denson, III
         Attorney-in-Fact for each of
         the nine directors listed above

Exhibit
Number                 Description of Exhibit
-------                ----------------------
1                 Distribution Agreement dated ____________________.**

4 Form of Indenture dated as of May 1, 1991 between the Registrant and Morgan Guaranty Trust Company of New York, is hereby incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-3, Registration
                  No. 33-40284.

5                 Opinion and Consent of William F. Denson, III, Senior Vice President-Law
                  and Secretary of the Registrant.*

8                 Opinion as to certain federal income tax matters.**

12                Computation of Ratios of Earnings to Fixed Charges.*

23.1              Consent of Deloitte & Touche LLP*

23.2              Consent of Counsel - included in Exhibit 5*

23.3              Consent of Counsel - included in Exhibit 8.**

24                Powers of Attorney.*

25                Form T-1 Statement of Eligibility and Qualification Under the Trust
                  Indenture Act of 1939 of the Bank of New York.*

*Filed herewith. Supplements to such exhibits may be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Debt Securities.
**To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Debt Securities.